                                                                   EXHIBIT 10.28
                                                               EXECUTION VERSION
================================================================================










                                CREDIT AGREEMENT

                          Dated as of January 31, 2001

                                      among

                            NEW CERIDIAN CORPORATION,

                                as the Borrower,

                             BANK OF AMERICA, N.A.,

                           as the Administrative Agent

                                       and

                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,

                                       as

                    Sole Lead Arranger and Sole Book Manager







================================================================================

                                TABLE OF CONTENTS

Section                                                                                                         Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
         1.01     Defined Terms...................................................................................1
         1.02     Other Interpretive Provisions..................................................................20
         1.03     Accounting Terms...............................................................................21
         1.04     Rounding.......................................................................................22
         1.05     References to Agreements and Laws..............................................................22

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS................................................................22
         2.01     Loans..........................................................................................22
         2.02     Borrowings, Conversions and Continuations of Loans.............................................22
         2.03     Letters of Credit..............................................................................24
         2.04     Prepayments....................................................................................31
         2.05     Reduction or Termination of Commitments........................................................31
         2.06     Repayment of Loans.............................................................................32
         2.07     Interest.......................................................................................32
         2.08     Fees...........................................................................................32
         2.09     Computation of Interest and Fees...............................................................33
         2.10     Evidence of Debt...............................................................................33
         2.11     Payments Generally.............................................................................34
         2.12     Sharing of Payments............................................................................36
         2.13     Increase in Commitments........................................................................36

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY..............................................................37
         3.01     Taxes..........................................................................................37
         3.02     Illegality.....................................................................................39
         3.03     Inability to Determine Rates...................................................................39
         3.04     Increased Cost and Reduced Return; Capital Adequacy............................................39
         3.05     Funding Losses.................................................................................40
         3.06     Matters Applicable to all Requests for Compensation............................................41
         3.07     Survival.......................................................................................41

ARTICLE IV. CONDITIONS PRECEDENT.................................................................................41
         4.01     Conditions to Effectiveness....................................................................41
         4.02     Conditions to Initial Credit Extension.........................................................43
         4.03     Conditions to all Credit Extensions............................................................45

ARTICLE V. REPRESENTATIONS AND WARRANTIES........................................................................46
         5.01     Corporate Existence and Power..................................................................46
         5.02     Corporate Authorization; No Contravention......................................................47
         5.03     Governmental Authorization.....................................................................47
         5.04     Binding Effect.................................................................................47
         5.05     Litigation.....................................................................................48
         5.06     No Default.....................................................................................48

                                       i.          New Ceridian Credit Agreement


Section                                                                                                         Page
         5.07     ERISA Compliance...............................................................................49
         5.08     Title to Properties............................................................................49
         5.09     Taxes..........................................................................................49
         5.10     Financial Condition............................................................................50
         5.11     Environmental Matters..........................................................................51
         5.12     Regulated Entities.............................................................................51
         5.13     No Burdensome Restrictions.....................................................................51
         5.14     Solvency.......................................................................................52
         5.15     Labor Relations................................................................................52
         5.16     Copyrights, Patents, Trademarks and Licenses, Etc..............................................52
         5.17     Material Subsidiaries and Equity Investments...................................................52
         5.18     Insurance......................................................................................53
         5.19     Spin-Off Documents.............................................................................53
         5.20     Full Disclosure................................................................................53
         5.21     Third-Party Consents...........................................................................53
         5.22     Year End.......................................................................................53
         5.23     Existing Indebtedness..........................................................................54
         5.24     Swap Contracts.................................................................................54

ARTICLE VI. AFFIRMATIVE COVENANTS................................................................................54
         6.01     Financial Statements...........................................................................54
         6.02     Certificates; Other Information................................................................55
         6.03     Notices........................................................................................56
         6.04     Preservation of Corporate Existence, Etc.......................................................57
         6.05     Maintenance of Property........................................................................58
         6.06     Insurance......................................................................................58
         6.07     Payment of Obligations.........................................................................58
         6.08     Compliance with Laws...........................................................................58
         6.09     Inspection of Property and Books and Records...................................................59
         6.10     Environmental Laws.............................................................................59
         6.11     Use of Proceeds................................................................................59
         6.12     Further Assurances.............................................................................59

ARTICLE VII. NEGATIVE COVENANTS..................................................................................60
         7.01     Limitation on Liens............................................................................60
         7.02     Mergers, Consolidations and Dispositions of Assets.............................................62
         7.03     Cash Investments; Minority Investments.........................................................63
         7.04     Indebtedness...................................................................................63
         7.05     Contingent Obligations.........................................................................64
         7.06     Use of Proceeds................................................................................64
         7.07     Hostile Acquisitions...........................................................................65
         7.08     Lease Obligations..............................................................................65
         7.09     Interest Coverage Ratio........................................................................65
         7.10     Debt/Total Capitalization......................................................................65
         7.11     Change in Business.............................................................................65
         7.12     Accounting Changes.............................................................................65
         7.13     Contracts of Subsidiaries......................................................................66

                                       ii.         New Ceridian Credit Agreement


Section                                                                                                         Page
         7.14     Licenses.......................................................................................66
         7.15     Transactions with Affiliates...................................................................66
         7.16     Certain Tax-Matters............................................................................66
         7.17     Certain Contracts..............................................................................66

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES.....................................................................67
         8.01     Events of Default..............................................................................67
         8.02     Remedies Upon Event of Default.................................................................69

ARTICLE IX. ADMINISTRATIVE AGENT.................................................................................70
         9.01     Appointment and Authorization of Administrative Agent..........................................70
         9.02     Delegation of Duties...........................................................................71
         9.03     Liability of Administrative Agent..............................................................71
         9.04     Reliance by Administrative Agent...............................................................71
         9.05     Notice of Default..............................................................................72
         9.06     Credit Decision; Disclosure of Information by Administrative Agent.............................72
         9.07     Indemnification of Administrative Agent........................................................73
         9.08     Administrative Agent in its Individual Capacity................................................73
         9.09     Successor Administrative Agent.................................................................73
         9.10     Other Agents; Lead Managers....................................................................74

ARTICLE X. MISCELLANEOUS.........................................................................................74
         10.01    Amendments, Etc................................................................................74
         10.02    Notices and Other Communications; Facsimile Copies.............................................75
         10.03    No Waiver; Cumulative Remedies.................................................................76
         10.04    Attorney Costs, Expenses and Taxes.............................................................77
         10.05    Indemnification by the Borrower................................................................77
         10.06    Payments Set Aside.............................................................................78
         10.07    Successors and Assigns.........................................................................78
         10.08    Confidentiality................................................................................81
         10.09    Set-off........................................................................................82
         10.10    Interest Rate Limitation.......................................................................82
         10.11    Counterparts...................................................................................82
         10.12    Integration....................................................................................82
         10.13    Survival of Representations and Warranties.....................................................83
         10.14    Severability...................................................................................83
         10.15    Foreign Lenders................................................................................83
         10.16    Removal and Replacement of Lenders.............................................................84
         10.17    Governing Law..................................................................................85
         10.18    Waiver of Right to Trial by Jury...............................................................86

                                       iii.        New Ceridian Credit Agreement

SCHEDULES

         1.01(e)      Existing Letter of Credit
         1.01(i)      Initial Permitted Indebtedness
         1.01(s)      Spin-Off Documents
         2.01         Commitments and Pro Rata Shares
         5.05         Material Litigation
         5.07         ERISA Matters
         5.10         Contingent Obligations
         5.11         Environmental Matters
         5.17         Subsidiaries
         5.17(A)      Investments
         5.21         Third Party Consents Required to Consummate the Spin-Off Transaction
         7.02         Permitted Corporate Transactions
         10.02        Eurodollar and Domestic Lending Offices, Addresses for Notices

EXHIBITS

                      FORM OF

              A       Loan Notice
              B       Loan Note
              C       Compliance Certificate
              D       Assignment and Acceptance
              E       Guaranty
              F       Effectiveness Date Opinion of Counsel (Content Summary)
              G       Closing Date Opinion of Counsel (Content Summary)

                                       i.          New Ceridian Credit Agreement

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of January 31, 2001, among NEW CERIDIAN CORPORATION, a Delaware corporation, (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

         The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.

                DEFINITIONS AND ACCOUNTING TERMS DEFINED TERMS.


         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent/Arranger " has the meaning set forth in Section 2.08(c).

         "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" has the meaning set forth in the definition of "Commitment."

         "Agreement" means this Credit Agreement.

         "Applicable Rate" means the following percentages per annum, each based upon the applicable "Pricing Level":

                                       1.          New Ceridian Credit Agreement

                                 Applicable Rate

Pricing      Debt Ratings        Commitment         Eurodollar
 Level       S&P/Moody's             Fee              Rate +          Base Rate
                                                    Letters of
                                                      Credit

   1            A-/A3              0.100%           0.575%              0.000%
              and above
   2          BBB+/Baa1            0.125%           0.675%              0.000%
   3           BBB/Baa2            0.150%           0.875%              0.000%
   4          BBB-/Baa3            0.175%           1.000%              0.000%
   5           BB+/Ba1             0.250%           1.250%              0.000%
   6            BB/Ba2             0.350%           1.750%              0.000%
              and lower

                  "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies which would result in different Pricing Levels, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 6 being the lowest). Pricing Level 6 shall apply at any time as there shall exist no Debt Rating.

Initially, and at any time until 180 days after the Closing Date, the Applicable Rate shall be determined based upon the lower of (i) Pricing Level 4 or (ii) the Pricing Level corresponding to the lowest Debt Rating in effect at such time or at any time after the Closing Date and prior to such time during such 180-day period. Immediately following such 180-day period, the Applicable Rate shall be based upon the Pricing Level corresponding to the then-applicable Debt Rating. Any change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective on and as of the date of such public announcement of any Debt Rating that indicates a different Applicable Rate in accordance with this definition and the above chart.

         "Arbitron Business" means, collectively, the businesses of (a) providing media and marketing research services to broadcasters, advertising agencies, advertisers, on-line webcasters, and cable television; (b) providing media audience and consumer retail behavior research services to cable systems, television broadcasters, magazines and newspapers; and (c) providing application software used to access and analyze media audience information and software applications to access and analyze consumer retail behavior and media usage.

         "Arbitron Credit Agreement" means that certain Credit Agreement, dated as of the Effectiveness Date, among the Parent, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

         "Arbitron Private Placement Documents" means those documents executed and delivered by the Parent to effectuate the Parent's private placement of senior secured notes in the amount of $50,000,000, each in connection with the Spin-Off Transaction.

                                       2.          New Ceridian Credit Agreement

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit D.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the non-duplicative allocated cost of internal legal services and all disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, and (c) in respect of any Permitted Securitization, the present value of the remaining stream of scheduled or expected payments due or to become due with respect to any and all Permitted Receivables at such time subject to such Permitted Securitization, discounted at a rate equal to the then applicable interest rate of the indebtedness associated with the Permitted Securitization.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal years ended December 31, 1998 and December 31, 1999 (in each case, giving effect to the Spin-Off Transaction) and the related consolidated statements of income and cash flows for the fiscal years of the Borrower ended December 31, 1997, December 31, 1998 and December 31, 1999, each in the final form attached to the Form 10.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state

                                       3.          New Ceridian Credit Agreement
where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

         "Capital Lease" means, as applied to any Person, any lease of property by such Person as lessee that is classified as a capital lease under GAAP.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. Effective as of the time of such pledge, deposit or delivery, the Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent.

         "Cash Equivalents" means:

                  (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof, having maturities of not more than six months from the date of acquisition;

                  (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Lender, or by any U.S. commercial or investment bank or broker having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by S&P and P-1 by Moody's;

                  (c) commercial paper or promissory notes of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than three months; and

                  (d) money market funds which comply with all material provisions of Rule 2a-7 issued by the SEC under the Investment Company Act of 1940.

         "Change of Control" means, with respect to the Borrower, an event or series of events by which:

                  (a)      For any date on or after the Spin-Off Consummation
                           Date:

                           (i) any "person" or "group" (as such terms are used
                  in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Borrower or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have

                                       4.          New Ceridian Credit Agreement

                  "beneficial ownership" of all securities that such person has the right to acquire (such rights, "option rights"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity interests of the Borrower on a partially-diluted basis, taking into account equity interests realizable upon the exercise of such person's or group's option rights; or

                           (ii) during any period of 12 consecutive months, a
                  majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

                  (b) For any date prior to the Spin-Off Consummation Date, the Borrower shall cease to be a Wholly-Owned Subsidiary of the Parent.

         "Closing Date" means the first date all the conditions precedent in
Section 4.02 are satisfied or waived in accordance with Section 4.02.

         "Code" means the Internal Revenue Code of 1986.

         "Comdata" means Comdata Network, Inc., a Maryland corporation, or any of its Subsidiaries.

         "Commitment" means, as to each Lender, its obligation (a) to make Loans to the Borrower pursuant to Section 2.01, and (b) to purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Consolidated EBIT" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, less (d) interest income; provided, however, "Consolidated Net Income" shall be computed for these purposes without giving effect to extraordinary losses or gains, or losses or gains from discontinued operations.

         "Consolidated Indebtedness" means, at any time, the sum of (a) all amounts which would, in accordance with GAAP, be included as indebtedness on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time,
(b) Attributable Indebtedness incurred by

                                       5.          New Ceridian Credit Agreement
the Borrower or any of its Subsidiaries in connection with any Permitted Securitization, (c) Attributable Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with any Synthetic Lease, and (d) Attributable Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with any Capital Lease.

         "Consolidated Interest Expense" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

         "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries from continuing operations, as determined in accordance with GAAP.

         "Consolidated Net Worth" means, at any time, with respect to the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity on the date of determination as determined in accordance with GAAP (except that the effects of direct charges or credits to shareholders' equity related to accounting for pensions ("FAS 87") and foreign currency translation ("FAS 52") are to be disregarded).

         "Consolidated Total Assets" means, at any time, the total consolidated assets of the Borrower and its Subsidiaries measured as of the last day of the fiscal quarter ending on or before the date of determination, as determined in accordance with GAAP.

         "Contingent Obligation" means, as to the Borrower or any of its Subsidiaries, (a) any Guaranty Obligation of that Person; (b) any reimbursement obligation of that Person with respect to a standby letter of credit, surety bond, banker's acceptance, bank guaranty or similar instrument; (c) any obligation of that Person to purchase any materials, supplies or other property from, or to obtain the services of, another Person (other than the Borrower or one of its Subsidiaries) if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; and (d) all Indebtedness (other than that of the Borrower or any of its Subsidiaries) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the Borrower or any such Subsidiary.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Extension" means each of the following: (a) a Borrowing, and
(b) an L/C Credit Extension.

         "Debt Rating" has the meaning set forth in the definition of "Applicable Rate."

                                       6.          New Ceridian Credit Agreement

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum, provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum; in each case to the fullest extent permitted by applicable Laws.

         "Distribution" means the distribution by dividend of all stock of the Borrower held by the Parent to the Parent's shareholders, pursuant to a tax-free transaction under Section 355 of the Code and undertaken pursuant to the Spin-Off Documents.

         "Dollar" and "$" mean lawful money of the United States of America.

         "Effectiveness Date" means the first day all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(c), waived by the Person entitled to receive the applicable payment).

         "Eligible Assignee" has the meaning specified in Section 10.07(h).

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the alleged or actual presence, placement, migration, spillage, leakage, disposal, discharge, emission or release of any Hazardous Material at, in, or from property, whether or not owned by the Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations, registration requirements and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and land use matters, or health and safety matters involving Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

                                       7.          New Ceridian Credit Agreement

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is currently or at any relevant time in the past was under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                 Eurodollar Rate  =                Eurodollar Base Rate
                                     -------------------------------------------
                                           1.00 - Eurodollar Reserve Percentage

         Where,

                  "Eurodollar Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                                       8.          New Ceridian Credit Agreement

                  (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/16th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period. The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Rate Loan" means a means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" means any of the events or circumstances specified in Article VIII.

         "Evergreen Letter of Credit" has the meaning set forth in Section 2.03(b)(iii).

         "Exchange Act" means the Securities Exchange Act of 1934.
          ------------

         "Existing Credit Facility" means that certain Amended and Restated Credit Agreement dated as of July 31, 1997 among the Parent, Bank of America, as agent, and a syndicate of lenders, and after giving effect to that certain "Waiver to Credit Agreement" entered into by such parties as of December 20, 2000.

         "Existing Letter of Credit" means the letter of credit listed at
Schedule 1.01(e).

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                                       9.          New Ceridian Credit Agreement

         "Foreign Lender" has the meaning specified in Section 10.15.

         "Form 10" means, until the Closing Date, that certain Form 10 filing prepared by the Borrower and delivered to the SEC on or about December 6, 2000 in connection with the Spin-Off Transaction, as amended by that amendment filed with the SEC on or about December 27, 2000, and by that amendment filed with the SEC on or about January 22, 2001. From and after the Closing Date, the term "Form 10" shall also include (a) any amendments to the Form 10 filed with the SEC between the Effectiveness Date and the Closing Date to the extent permitted by Section 4.02(a)(i)(H), and (b) any amendments to the Form 10 filed with the SEC after the Closing Date to the extent necessary to accommodate changes to the Spin-Off Documents permitted by Section 7.17.

         "Form 10 Financial Statements" means the Audited Financial Statements plus all related unaudited financial statements filed with the Form 10.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantor" means, at all times prior to the Spin-Off Consummation Date, the Parent.

         "Guaranty" means the Guaranty made by the Guarantor in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E.

         "Guaranty Obligation" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any

                                       10.         New Ceridian Credit Agreement
assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, hazardous chemicals, special waste, hazardous substance, hazardous material, regulated substance, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Honor Date" has the meaning set forth in Section 2.03(c)(i).

         "Increase Effective Date" has the meaning set forth in Section 2.13(b).

         "Indebtedness" means, as to any Person at a particular time, all of the following:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) any fixed (non-contingent) obligations of such Person arising under letters of credit (including standby and commercial), bankers acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the Swap Termination Value, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

                  (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business pursuant to ordinary terms and paid within the specified time), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (e)      Capital Leases and Synthetic Lease Obligations.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (which is not itself a corporation, limited liability company or limited

                                       11.         New Ceridian Credit Agreement
liability partnership) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Without limiting the generality of the foregoing, any indebtedness of the Borrower to any of the Borrower's Wholly-Owned Subsidiaries or of any of the Borrower's Wholly-Owned Subsidiaries to another of the Borrower's Wholly-Owned Subsidiaries shall not constitute Indebtedness hereunder.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Initial Permitted Indebtedness" means that Indebtedness set forth on
Schedule 1.01(i).

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan, the last Business Day of each March, June, September and December, and the Maturity Date.

         "Interest Period" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                           (i) any Interest Period that would otherwise end on a
                  day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                           (ii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period shall extend beyond the
                  scheduled Maturity Date.

         "Investment" of a Person means (i) the outstanding principal amount of any loan, advance, extension of credit (other than loans, advances or extensions of credit arising in the Ordinary Course of Business), or (ii) the amount (measured by the amount of cash expended or the then-current fair market value of other assets, including stock of such Person, utilized as consideration) of any contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership or membership interests, notes, debentures or other securities of any other Person made by such Person, reduced by the

                                       12.         New Ceridian Credit Agreement
amount of any distribution by such other Person constituting a return of capital, any payment of principal on such notes, debentures or other debt securities, or any proceeds from the sale of any equity or debt securities of such other Person.

         "IRS" means the United States Internal Revenue Service.

         "IRS Ruling Letter" means an affirmative private letter ruling by the IRS regarding the tax-free nature of the Spin-Off Transaction.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lead Lender" means Bank of America, The Bank of New York or U.S. Bank National Association.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any standby letter of credit issued hereunder and shall include the Existing Letter of Credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

                                       13.         New Ceridian Credit Agreement

         "Letter of Credit Backstop Date" means the day that is seven days prior to the scheduled Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable, but excluding the interest of a lessor under an Operating Lease.

         "Loan" has the meaning specified in Section 2.01.

         "Loan Documents" means this Agreement, each Loan Note, the Agent/Arranger Fee Letter, each Request for Credit Extension, each Compliance Certificate, the Guaranty, and any document executed by the Borrower to accomplish Cash Collateralization.

         "Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

         "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, in each case, shall be substantially in the form of Exhibit A.

         "Loan Parties" means, collectively, the Borrower and the Guarantor.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or, at any time prior to the Spin-Off Consummation Date, the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or, at any time prior to the Spin-Off Consummation Date, the ability of the Parent to perform its obligations under any Spin-Off Document to which it is party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or, at any time prior to the Spin-Off Consummation Date, against the Parent of any Spin-Off Document to which it is a party.

         "Material Subsidiary" means at any time any Subsidiary of the Borrower (other than a Securitization Subsidiary), the assets of which are 10% or more of Consolidated Total Assets (or the equivalent thereof in another currency), based upon the most recent financial statements delivered to the Administrative Agent under Section 4.01(a) (vii), 4.02(a) (iii) or 6.01.

                                       14.         New Ceridian Credit Agreement

         "Maturity Date" means (a) the date that is five years after the Closing Date, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

         "Maximum Rate" has the meaning set forth in Section 10.10.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         "Nonrenewal Notice Date" has the meaning set forth in Section 2.03(b)(iii).

         "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a lien securing obligations owing to a Governmental Authority.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

         "Operating Lease" means, as applied to any Person, any lease of property which is not a Capital Lease.

         "Ordinary Course of Business" means, in respect of any transaction involving the Borrower or any Subsidiary, the ordinary course of such Person's business, as conducted by any such Person (or its predecessor) in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Other Taxes" has the meaning set forth in Section 3.01(b).

         "Outstanding Amount" means (i) with respect to Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, occurring on such date; and
(ii) with respect to any L/C Obligations on any

                                       15.         New Ceridian Credit Agreement
date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Parent" means Ceridian Corporation, a Delaware corporation.

         "Participant" has the meaning set forth in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Liens" has the meaning specified in Section 7.01.

         "Permitted Receivables" means accounts receivable originated by Comdata in the Ordinary Course of Business, together with any guarantees, insurance, letters of credit, collateral and other ancillary property rights of Comdata arising in connection with the transactions giving rise to such accounts receivable.

         "Permitted Securitization" means (a) a transfer constituting a sale under GAAP and accompanied by the delivery of a customary true-sale opinion given by independent counsel, to a Securitization Subsidiary or other Person of Permitted Receivables by Comdata for fair value consideration consisting of cash, or cash plus a subordinated interest in the Securitization Subsidiary or in the transferred Permitted Receivables, and that does not entail, directly or indirectly, recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates, other than a Securitization Subsidiary) by way of a guarantee or other direct or indirect support arrangement, with respect to the amount of such receivables based on the financial condition or circumstances of the obligor thereunder, other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt, loss experience and obligor concentration levels; and (b) if applicable, the issuance by the Securitization Subsidiary of Indebtedness secured by a Lien on any or all of the assets of such Securitization Subsidiary; provided, however, that the Attributable Indebtedness arising in connection with all Permitted Securitizations in the aggregate shall not at any time exceed $150,000,000.

         "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Borrower or any of its Subsidiaries existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of such Person's business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued

                                       16.         New Ceridian Credit Agreement
by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view."

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, or Governmental Authority.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

         "Preliminary Opening Balance Sheet" has the meaning specified in
Section 4.01(a)(viii).

         "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment, and set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

         "Purchase" means any transaction, or any series of related transactions, consummated on or after the Effectiveness Date, by which the Borrower or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership or membership interests of a partnership or limited liability company, respectively.

         "Register" has the meaning set forth in Section 10.07(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

         "Responsible Officer" means the president, chief executive officer, chief financial officer, treasurer or assistant treasurer, any executive vice president, or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                                       17.         New Ceridian Credit Agreement

         "SEC" means the Securities and Exchange Commission.

         "Securitization Subsidiary" means a Subsidiary created solely for purposes of effectuating a securitization of Permitted Receivables, the activities and assets of which are limited solely to such purpose and assets, and the Organization Documents of which contain customary bankruptcy -- remote provisions.

         "Senior Note Indenture" means that Indenture dated as of June 10, 1999 between Ceridian Corporation, as Issuer, and The Bank of New York, as Trustee, relating to 7.25% Senior Notes due 2004.

         "Separation" means the consummation of (i) the transfer by way of absolute assignment and contribution by the Parent to the Borrower of all assets and businesses of the Parent, other than those relating directly to the Arbitron Business (the book value of which excluded assets shall not exceed as of the Separation Date $150,000,000), and (ii) the corresponding allocation of liabilities of the Parent as between the Parent and the Borrower, through means of novation or cross-indemnities, pursuant to the Spin-Off Documents.

         "Separation Date" means the date upon which all material aspects of the Separation have been completed.

         "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the fair value of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Conveyances Act (as enacted in the State of New York); (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Spin-Off Consummation Date" means the date upon which all material aspects of the Spin-Off Transaction have been consummated.

         "Spin-Off Deadline" means the earlier of (a) March 30, 2001 or (b) the date occurring three Business Days after the Closing Date.

         "Spin-Off Documents" means the documents set forth in Schedule 1.01(s), each substantially in the form attached to the Form 10 or delivered to the Administrative Agent pursuant to Article IV hereof.

         "Spin-Off Transaction" means, collectively, (i) the Separation, and
(ii) the Distribution.

                                       18.         New Ceridian Credit Agreement

         "Subsidiary" of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Supplemental Financial Statements" means the unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2000 (giving effect to the Spin-Off Transaction) and the related pro forma consolidated statement of income for such fiscal quarter.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Taxes" has the meaning set forth in Section 3.01(a).

                                       19.         New Ceridian Credit Agreement

         "Threshold Amount" means $7,500,000.

         "Trust Asset GAAP Change" has the meaning set forth in Section 1.03(b).

         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

         "Voting Percentage" means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, then constitutes of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Loans, or participations in L/C Obligations required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be -0-, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Loans, and L/C Advances, as the case may be.

         "Wholly-Owned Subsidiary" means any Subsidiary in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries of the Borrower, or both.

         1.02 OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

             (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

             (iii) The term "including" is by way of example and not limitation.

             (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                                       20.         New Ceridian Credit Agreement

         (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) Notwithstanding the preceding subsection (a), if due to a change in GAAP arising after the Effectiveness Date the Borrower is required to report as assets on its balance sheet third party payroll deposit assets held by the Borrower as trustee in the Ordinary Course of Business of its payroll deposit business (such event, "Trust Asset GAAP Change"), then such assets and the corresponding liabilities (to the extent not in excess of such assets) shall not be deemed assets or liabilities, respectively, for purposes of the covenants contained in Sections 7.04, 7.05, 7.09 or 7.10.

         (c) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                       21.         New Ceridian Credit Agreement

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section
2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m., Minneapolis time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of Eurodollar Rate Loans, or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to, or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a

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

conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., Minneapolis time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Credit Extension, Section 4.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

         2.03 LETTERS OF CREDIT.

         (a)      The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Backstop Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the

                                       23.         New Ceridian Credit Agreement

         Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Upon the execution of an assignment and assumption agreement by the Borrower and the Parent, the Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.03(b)(iii), the expiry date
                  of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Backstop Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would
                  violate one or more generally applicable policies of the L/C Issuer; or

                           (E) such Letter of Credit is in a face amount less
                  than $500,000, or is to be denominated in a currency other than Dollars.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                                       24.         New Ceridian Credit Agreement

         (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m., Minneapolis time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
         Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
         (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (I) the Letter of Credit to be amended;
         (II) the proposed date of amendment thereof (which shall be a Business
         Day); (III) the nature of the proposed amendment; and (IV) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer,

                                       25.         New Ceridian Credit Agreement
         the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Backstop Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)      Drawings and Reimbursements; Funding of Participations.

                  (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 10:00 a.m., Minneapolis time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., Minneapolis time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes

                                       26.         New Ceridian Credit Agreement
         funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)      Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the

                                       27.         New Ceridian Credit Agreement
         account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

                                       28.         New Ceridian Credit Agreement

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document, except to the extent of the L/C Issuer's gross negligence or willful misconduct. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent (which shall be made at the direction of the L/C Issuer or the Required Lenders), (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or
(ii) if, as of the Letter of Credit Backstop Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount) until (x) in the case of clause (i) above, such L/C Borrowing is paid pursuant to a Borrowing or otherwise, or (y) in the case of clause (ii) above, such Letter of Credit expires without being drawn.

                                       29.         New Ceridian Credit Agreement

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Backstop Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit equal to the percent specified in the Agent/Arranger Fee Letter on the maximum amount available to be drawn thereunder, due and payable on the issuance of such Letter of Credit. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.04 PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., Minneapolis time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

                                       30.         New Ceridian Credit Agreement

         (b) If for any reason the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

         2.05 REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., three Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment and utilization fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.06 REPAYMENT OF LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

         2.07 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) While any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.08 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.03:

         (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the

                                       31.         New Ceridian Credit Agreement
sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Effectiveness Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effectiveness Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

         (b) Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee of 0.125% times the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day that such aggregate Outstanding Amount exceeds 50% of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effectiveness Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

         (c) Arrangement and Agency Fees. The Borrower shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated August 25, 2000 (the "Agent/Arranger Fee Letter"), among the Borrower, the Parent, the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (d) Lenders' Upfront Fee. On the Effectiveness Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in an amount set forth in the Agent/Arranger Fee Letter. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         2.09 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.10 EVIDENCE OF DEBT.

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

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Loan Note, in addition to such accounts or records. Each Lender may attach schedules to its Loan Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

         2.11 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 1:00 p.m. Minneapolis time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 1:00 p.m. Minneapolis time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due

                                       33.         New Ceridian Credit Agreement
hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make

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

any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans of any Type made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans of such Type made by them and/or such subparticipations in the participations in L/C Obligations, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Type of Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.13 INCREASE IN COMMITMENTS.

         (a) Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, at any time during which no Default or Event of Default has occurred and is continuing, request an increase in the Aggregate Commitments in a minimum amount of not less than $50,000,000, provided that the resulting Aggregate Commitments shall not exceed $500,000,000 during the term of this Agreement. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees in its sole discretion to

                                       35.         New Ceridian Credit Agreement
increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of any such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each such request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

         (b) If any Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date of any such increase (each, an "Increase Effective Date"). The Administrative Agent and the Borrower shall promptly notify the Lenders of the final allocation of any such increase and the applicable Increase Effective Date. As conditions precedent to each such increase, the Borrower shall pay the Administrative Agent a commitment increase administration fee, for the Administrative Agent's own account, of $25,000 on each occasion of each such increase and shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the applicable Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase,
(ii) in the case of the Borrower, including a Compliance Certificate demonstrating pro forma compliance with Section 7.10 after giving effect to such increase and (iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V are true and correct on and as of the Increase Effective Date and that no Default or Event of Default exists. The Borrower shall deliver new or amended Loan Notes reflecting the increased Commitment of any Lender holding or requesting a Loan Note. The Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes therein resulting from any such increase. The Borrower shall prepay any Loans outstanding on the applicable Increase Effective Date (and shall pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

         (c) This Section shall supersede any provisions in Section 10.01 to the contrary.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Subject to Section 3.01(e), any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or

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

similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Subject to Section 3.01(e), the Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         (e) The Borrower shall not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.01(a) to any Lender for the account of any Lending Office of such Lender:

                  (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 10.15 in respect of such Lending Office; or

                  (ii) If a Lender shall have delivered to the Borrower the forms referred to in Section 10.15, and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by

                                       37.         New Ceridian Credit Agreement
         the Borrower hereunder for the account of the Lending Office of such Lender for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such forms.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in

                                       38.         New Ceridian Credit Agreement
amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time, within 30 days after the written demand of such Lender (such demand to be accompanied by a certificate of the type described in Section 3.06(a), with a copy of such demand to be sent to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time, within 30 days after the demand of such Lender (such demand to be accompanied by a certificate of the type described in Section 3.06(a), with a copy of such demand to be sent to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) If the Borrower is required to pay any amount to any Lender or the Administrative Agent pursuant to subsection (a) or (b) of this Section 3.04, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office to another existing location of such Lender so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise and including pursuant to Section 2.13);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16; or

         (d) any assignment by any Lead Lender of a Eurodollar Rate Loan on a day on or before 180 days after the Closing Date and other than the last day of the Interest Period therefor;

                                       39.         New Ceridian Credit Agreement
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

     For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b)  Upon any Lender's making a claim for compensation under Section 3.01,
3.02 or 3.04, the Borrower may remove or replace such Lender in accordance with
Section 10.16.

     (c) The Borrower shall not be obligated to pay any amounts under Sections 3.01(d), 3.04(a) or 3.04(b) which arose prior to the date which is 180 days preceding the date of the demand required by each such Section or which is attributable to periods prior to the date which is 180 days preceding the date of such demand.

     3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.


                                   ARTICLE IV.
                              CONDITIONS PRECEDENT

     4.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

     (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (iv) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Effectiveness Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party party thereto, each dated the Effectiveness Date (or, in the case of certificates of governmental officials, a recent date before the Effectiveness Date) and each in form and substance satisfactory to the Administrative Agent and the Lenders:


                                       40.         New Ceridian Credit Agreement

          (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) Loan Notes executed by the Borrower in favor of each Lender requesting a Loan Note, each in a principal amount equal to such Lender's Commitment;

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (iv) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction (A) in which it is incorporated, or has any headquarter function, or (B) in which it is required to be qualified to engage in business if the absence of such qualification could have a Material Adverse Effect; including certified copies of each Loan Party's Organization Documents, certificates of good standing and/or qualification to engage in business and tax good standing certificates;

          (v) a certificate signed by a Responsible Officer of the Borrower certifying (A) that all representations and warranties contained in Article V are true and correct on and as of the Effectiveness Date and no Default or Event of Default exists on and as of such date; (B) that there has been no event or circumstance since the date of the most recent of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect; and (C) that the Borrower's and the Parent's senior management are highly confident that the Spin-Off Consummation Date will occur by no later than the Spin-Off Deadline under the terms specified in the Spin-Off Documents delivered under subsection (a)(vii) below;

          (vi) one or more opinions of counsel to each Loan Party with respect to those matters set forth in Exhibit F;

          (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) the attachment of complete and current draft or final copies of all material Spin-Off Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, (B) the attachment of a true and complete copy of the Form 10 as submitted by the Borrower to the SEC in connection with the Spin-Off Transaction (together with and including all exhibits and attachments thereto), which shall be in form and substance satisfactory to the Administrative Agent and the Lenders, and (C) the attachment of a solvency opinion provided by the Houlihan Lokey firm in respect of the Borrower and the Parent, respectively, addressed to the Administrative Agent, dated as of the Effectiveness Date, and any and all certificates and other documents provided by the Borrower to the Houlihan Lokey firm in respect of such opinion;


                                       41.         New Ceridian Credit Agreement

          (viii) such other financial information and documentation as the Administrative Agent or any Lender may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, including (A) five-year financial projections for the Borrower and the Parent and their respective Subsidiaries and (B) a preliminary pro forma opening balance sheet of the Borrower and its Subsidiaries as of the Separation Date ("Preliminary Opening Balance Sheet"), prepared by the Borrower;

          (ix) evidence of the Borrower's receipt of the IRS Ruling Letter;

          (x) evidence of a waiver or consent with respect to the defaults otherwise arising under the Existing Credit Facility from the consummation of the Spin-Off Transaction and the financings contemplated thereby by the "Agent" and "Lenders" as defined in and party to the Existing Credit Facility; and

          (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require.

     (b) The corporate, legal, capital, tax, contractual, and management structure and attributes of the Borrower and its Subsidiaries and of the Spin-Off Transaction shall be satisfactory to the Administrative Agent and the Lenders.

     (c) Any fees required to be paid on or before the Effectiveness Date shall have been paid, and unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Effectiveness Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d) The Effectiveness Date shall occur no later than February 5, 2001.

     4.02 CONDITIONS TO INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) Unless waived by all the Lenders, the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date and each in form and substance satisfactory to the Administrative Agent and the
Lenders:

          (i) a certificate signed by a Responsible Officer of the Borrower certifying (A) that all representations and warranties of the Borrower contained in Article V are true and correct on and as of the Closing Date,
     (B) that there exists as of such date no Default or Event of Default, (C) that there has been no event or circumstance since the date of the most recent Audited Financial Statements which has or could reasonably be expected to have a Material Adverse Effect, (D) that the Separation Date has occurred pursuant to the


                                       42.         New Ceridian Credit Agreement

     Spin-Off Documents, which are in full force and effect and in substantially the form delivered in connection with the Effectiveness Date (or otherwise in form and substance satisfactory to the Administrative Agent and the Lenders), (E) that the Borrower's and the Parent's senior management are highly confident that the Spin-Off Consummation Date will occur by no later than the Spin-Off Deadline, (F) that the Parent has obtained stockholder approval to effect a reverse stock split of the Parent's shares of common stock at a ratio not to exceed one for five, which stock split shall occur promptly but in any event not more than 60 days after the Spin-Off Consummation Date, (G) that the Board of Directors of the Parent has authorized and approved the final terms of the Spin-Off Transaction (including the declaration of a dividend of the shares of the Borrower's common stock to the stockholders of the Parent), (H) that the SEC has approved the form of the Form 10 as it may have been amended since the Effectiveness Date to reflect (I) revisions made to conform the Spin-Off Documents filed with the Form 10 to those delivered to the Administrative Agent pursuant to Section 4.01(a)(vii), (II) the inclusion of the opinions described in Section 4.02(a)(iv), (III) any required date revisions not inconsistent with the terms hereof, (IV) ministerial revisions necessary to address administrative issues or facial ambiguities, and (V) other amendments satisfactory to the Required Lenders, (I) such other matters relating to the Spin-Off Transaction as the Administrative Agent may request, and (J) the current Debt Ratings for the Borrower, taking into account all matters transpiring on or before the Closing Date;

          (ii) a pro forma compliance certificate of the Borrower and its Subsidiaries, signed by a Responsible Officer of the Borrower;

          (iii) a certificate signed by a Responsible Officer of the Borrower certifying the attachment of (A) a true and complete final pro forma operating balance sheet of the Borrower and its Subsidiaries as of the Separation Date, prepared by the Borrower, which shall contain in the opinion of the Administrative Agent and the Lenders no material adverse discrepancies from the Preliminary Opening Balance Sheet, and (B) a true and complete copy of the Supplemental Financial Statements;

          (iv) a certificate dated as of the Closing Date and signed by a Responsible Officer of the Borrower certifying the Borrower's receipt, and attaching a true and complete copy, of (A) a solvency opinion provided by the Houlihan Lokey firm in respect of the Parent and the Borrower, respectively, and addressed to the Administrative Agent, and any and all certificates and other documents provided by the Borrower to the Houlihan Lokey firm in respect of such opinion and (B) a fairness, financial viability and "fair value" opinion addressed to the Parent (or its Board of Directors) and relating to the Spin-Off Transaction, provided by the Parent's financial advisors, Bear Stearns & Co., and including any and all certificates and other documents provided by the Parent to Bear Stearns & Co. in respect of such opinion;

          (v) evidence of payment (prior to or upon the initial funding) of all funded Indebtedness of the Parent existing immediately prior to the Closing Date and termination of all credit commitments (including the Existing Credit Facility), other than the Initial Permitted Indebtedness, and evidence of the allocation, which shall be satisfactory to the Administrative Agent and the Lenders, of all contingent and other liabilities of the Parent


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


     as between the Borrower and the Parent, with such third party acknowledgments or consents relating thereto as the Administrative Agent may request;

          (vi) one or more opinions of counsel to the Borrower regarding the matters specified in Exhibit G;

          (viii) an assignment and assumption agreement relating to the Existing Letter of Credit signed by all parties thereto; and

          (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require.

     (b) The Closing Date shall occur no later than March 30, 2001.

     (c) The corporate, legal, capital, tax, contractual, and management structure and attributes of the Borrower and its Subsidiaries and of the Spin-Off Transaction shall conform to those deemed satisfactory by the Administrative Agent and the Lenders as a condition to the Effectiveness Date, or shall otherwise be satisfactory to the Administrative Agent and the Lenders.

     4.03 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Loans as the same
Type) is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

     (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

     (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

     (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

     Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Loans as the same
Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.


                                       44.         New Ceridian Credit Agreement

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and each Lender as follows. (For purposes of this Article V, all references to "the Borrower" shall be deemed to include predecessors in interest of the Borrower, including the Parent, in respect of any matters concerning acts or circumstances originating, occurring or existing prior to the Spin-Off Consummation Date):

     5.01 CORPORATE EXISTENCE AND POWER.

     (a) Each of the Borrower and each Material Subsidiary:

          (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (ii) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified, licensed or in good standing would not adversely affect the business or operations of the Borrower or such Subsidiary in any significant manner; and

          (iv) is in compliance with all material Laws applicable to it.

     (b) Each Subsidiary of the Borrower which is not a Material Subsidiary:

          (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business;

          (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

          (iv) is in compliance with all material Laws applicable to it;

except where any failure to comply with the requirements of this subsection (b) would not, individually or in the aggregate, result in a Material Adverse Effect.

     (c) As of the Closing Date, the Borrower does not have any material place of business in any jurisdiction other than the State of Minnesota and the State of Georgia.


                                       45.         New Ceridian Credit Agreement

     5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of this Agreement, each other Loan Document and each Spin-Off Document, and the consummation of the Spin-Off Transaction, have been duly authorized by all necessary corporate action by or on behalf of the Parent and the Borrower, and do not and will not:

     (a) contravene the terms of the Borrower's or the Parent's Organization Documents;

     (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation (other than the Senior Note Indenture) to which the Borrower or, until the Spin-Off Consummation Date, the Parent, is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject; or

     (c) violate any Law applicable to the Borrower or the Parent.

     5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection (a) with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document or (b) the execution, delivery or performance by or enforcement against the Parent or the Borrower of the Spin-Off Documents, or (c) the consummation of the Spin-Off Transaction, except, in each case, as have been obtained on or before the Closing Date.

     5.04 BINDING EFFECT.

     (a) This Agreement and each other Loan Document to which the Borrower or any of its Subsidiaries is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Borrower and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     (b) From and after the Closing Date, each Spin-Off Document constitutes the legal, valid and binding obligation of each Person party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. As of the Closing Date, all conditions to effectiveness of the Spin-Off Documents have been satisfied.

     5.05 LITIGATION. Attached hereto as Schedule 5.05 is a list of all material litigation in which the Parent, the Borrower or any Subsidiary of the Parent or Borrower is a plaintiff or a defendant as of the Effectiveness Date. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Parent, the Borrower, or their respective Subsidiaries or any of their respective properties which:


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


     (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

     (b) challenge in any respect the legality or validity of any material aspect of the Spin-Off Transaction; or

     (c) except as provided in Schedule 5.05, would reasonably be expected to have a Material Adverse Effect (and assuming for this purpose a reasonable likelihood of an adverse decision). No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or the consummation of any material aspect of the Spin-Off Transaction, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. Since the Effectiveness Date, there has been no change in the status of any of the matters set forth in Schedule 5.05 that would reasonably be expected to result in a Material Adverse Effect.

     5.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower. As of the Effectiveness Date and the Closing Date, neither the Borrower or any of its Subsidiaries, nor the Parent or any of its Subsidiaries, (a) is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or (b) is in default under or with respect to any Spin-Off Document. As of the Effectiveness Date there exists no "Default" or "Event of Default", and as of the Closing Date there exists no "Event of Default" under and as defined in (i) the Existing Credit Facility or (ii) the Senior Note Indenture.

     5.07 ERISA COMPLIANCE. Except as referenced or provided for in either
Schedule 5.05 or Schedule 5.07 attached hereto:

     (a) To the best knowledge of the Borrower, no facts or circumstances exist which would reasonably be expected to have a Material Adverse Effect in connection with the failure of any Plan, or the failure of the Borrower, an ERISA Affiliate or any Person with regard to the Plan, to comply with the applicable provisions of ERISA, the Code and other Federal or state law. The Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would, if determined adversely to the Borrower or any Plan, reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

     (c) To the best knowledge of the Borrower (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Borrower nor any ERISA Affiliate has incurred,


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


nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Borrower nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to
Section 4069 or 4212(c) of ERISA.

     5.08 TITLE TO PROPERTIES. As of the Effectiveness Date and the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens. As of the Closing Date, the Parent has sold, assigned and transferred to the Borrower all of the Parent's assets, other than those directly relating to the Arbitron Business, subject to no Liens, claims or interest of third parties, other than Permitted Liens.

     5.09 TAXES.

     (a) The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

     (b) None of the representations and warranties made by the Borrower, the Parent or any of their Subsidiaries to the IRS in connection with the Spin-Off Transaction (including with respect to the tax-free nature of the Spin-Off Transaction and in connection with the Borrower's request for the IRS Ruling Letter) as of the date such representations and warranties are made or deemed made, and none of the statements contained in any report, exhibit, statement or certificate furnished by or on behalf of the Parent, the Borrower or any of their Subsidiaries to the IRS in connection with the Spin-Off Transaction as of the date such statements are made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not misleading.

     (c) As of the Effectiveness Date and the Closing Date, neither the Borrower nor any of its Subsidiaries is aware of or party to any plan or series of related transactions by which a 50% or greater interest in the Borrower or the Parent will be acquired by one or more Persons, or by any Affiliates or Persons related to or controlled by such Person or Persons, within the four-year period commencing on the date that is two years prior to the Spin-Off Consummation Date.

     5.10 FINANCIAL CONDITION.

     (a) The Form-10 Financial Statements and the Supplemental Financial
Statements:


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


          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year-end audit adjustments and the absence of footnotes in the case of quarterly financial statements;

          (ii) are complete, accurate and fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby, in each case based upon the assumed consummation of the Spin-Off Transaction on such date; and

          (iii) comply with all applicable requirements of Law relating to spin-off transactions.

     (b) Except as disclosed in filings by the Parent with the Securities and Exchange Commission on Form 10-Q for the quarter ended June 30, 2000, or the Form 10, since December 31, 1999, there has been no Material Adverse Effect.

     (c) As of the Effectiveness Date and the Closing Date, the Borrower and its consolidated Subsidiaries have not incurred any material Contingent Obligations, except for those set forth on Schedule 5.10 or described in Section 7.05(e)(ii) or Section 7.05(f). The projections delivered by the Borrower pursuant to
Section 4.01(a)(viii)(A) have been reasonably prepared in good faith, based upon reasonable assumptions.

     (d) The Preliminary Opening Balance Sheet delivered by the Borrower to the Administrative Agent pursuant to Section 4.01(a)(viii) and the pro forma operating balance sheet delivered by the Borrower to the Administrative Agent pursuant to Section 4.02(a)(iii): (i) were prepared on a basis consistent with GAAP as applied to the Borrower's financial statements, (ii) have been prepared in good faith by the Borrower based on reasonable assumptions, (iii) are based on the best information available to the Borrower as of the date of delivery thereof, (iv) accurately reflect all material adjustments required to be made to give effect to the Spin-Off Transaction, and (v) present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its Subsidiaries as of the date thereof, assuming consummation of the Spin-Off Transaction.

     5.11 ENVIRONMENTAL MATTERS.

     (a) The on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability that would reasonably be expected to have a Material Adverse Effect.

     (b) As of the Effectiveness Date and the Closing Date, except as specifically disclosed on Schedule 5.11, none of the Parent, the Borrower, any of their respective Subsidiaries or any of their respective present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.


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     (c) Except as specifically disclosed on Schedule 5.11, there are no
Hazardous Materials or other conditions or circumstances existing with respect to any property, or arising from operations of the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Borrower and its Subsidiaries that in the aggregate for any such condition, circumstance or property would reasonably be expected to have a Material Adverse Effect.

     5.12 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Subsidiary of the Borrower, is (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, except that certain Persons who may be deemed to control the Borrower are registered investment companies within the meaning of the Investment Company Act of 1940.

     5.13 NO BURDENSOME RESTRICTIONS. Neither the Borrower nor any of its Subsidiaries (other than any Canadian payroll processing Subsidiary of the Borrower in existence as of the Closing Date) is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any Law, which could reasonably be expected to have a Material Adverse Effect. As of the Effectiveness Date and the Closing Date, no Subsidiary is party to or bound by any Contractual Obligation restricting the ability of such Subsidiary to pay dividends or make loans to the Borrower.

     5.14 SOLVENCY. The Borrower and each of its Material Subsidiaries are Solvent. Both immediately before and after the Separation Date and the Spin-Off Consummation Date, the Parent and the Borrower are Solvent. All statements contained in any certificate delivered to the Administrative Agent pursuant to
Section 4.01(a)(vii) and Section 4.02(a)(iv) are true and accurate in all material respects, are not materially misleading and do not contain any material omissions of fact.

     5.15 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority which, in any case, could reasonably be expected to have a Material Adverse Effect.

     5.16 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Except for any failure to comply with the requirements of this Section 5.16 which would not, individually or in the aggregate, result in a Material Adverse Effect: (a) at all times from and after the Separation Date, the Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person; (b) to the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person; and (c) except as specifically disclosed on


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

Schedule 5.05 attached hereto, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed.

     5.17 MATERIAL SUBSIDIARIES AND EQUITY INVESTMENTS. As of the Effectiveness Date and the Closing Date, the Borrower has no Subsidiaries other than the Subsidiaries set forth on Schedule 5.17 attached hereto. The Borrower has no Material Subsidiaries other than as set forth on Schedule 5.17 or as disclosed to the Administrative Agent and the Lenders pursuant to Section 6.03(h) (including their jurisdiction of incorporation) and has no Investment in any Person which is not a Subsidiary of the Borrower except for such Investments that do not exceed in the aggregate 10% of Consolidated Net Worth. All Investments of the Borrower and its Subsidiaries (other than Investments in Subsidiaries) with a net book value in excess of $1,000,000 as of the Closing Date are set forth on Schedule 5.17(A) attached hereto.

     5.18 INSURANCE. As of the Effectiveness Date and the Closing Date, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

     5.19 SPIN-OFF DOCUMENTS. The representations and warranties of the Borrower contained in the Spin-Off Documents and in any other document filed or delivered to the SEC in connection with the Spin-Off Transaction are true and accurate in all material respects as of the Effectiveness Date and the Closing Date and as of any other date specified in such documents. There are no material documents or agreements to be entered into by the Borrower or the Parent or any of their respective Subsidiaries in connection with the Spin-Off Transaction other than the Spin-Off Documents.

     5.20 FULL DISCLOSURE. None of the representations or warranties made by the Parent, the Borrower or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents as of the date such statements are made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Form 10 (including all Exhibits thereto) does not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.21 THIRD-PARTY CONSENTS. Other than as set forth in Schedule 5.21, and except as have been obtained before the Closing Date, no approval, consent, exemption, authorization, amendment or waiver, or other action by, or notice to, or filing with, any third party is necessary or required in connection with (a) the execution, delivery or performance by or enforcement against the Parent or the Borrower of the Spin-Off Documents, or (b) the consummation of the Spin-Off Transaction.


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     5.22 YEAR END. The fiscal year of the Borrower and the Parent ends on
December 31st of each year.

     5.23 EXISTING INDEBTEDNESS. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has any Indebtedness other than Initial Permitted Indebtedness. The allocation of Indebtedness and other obligations existing as of the Closing Date, as between the Borrower and the Parent, has been undertaken in a fair and reasonable fashion.

     5.24 SWAP CONTRACTS. As of the Closing Date, neither the Borrower nor any of its Subsidiaries is subject to any obligation in respect of any Swap Contracts other than Permitted Swap Obligations.


                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

     6.01 FINANCIAL STATEMENTS. The Borrower shall deliver to the Administrative Agent and each Lender in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but not later than 90 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2000, a copy of the audited consolidated financial statements of the Borrower as of the end of such fiscal year, setting forth in each case in comparative form the figures for the previous year (based on the Audited Financial Statements, if applicable), and accompanied by the opinion of KPMG Peat Marwick LLP or another nationally-recognized independent public accounting firm, which report shall state that such consolidated financial statements present fairly in all material respects the financial position of the Borrower and its Subsidiaries (showing the Arbitron Business as a discontinued operation, in the case of the December 31, 2000 financials) as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP; such opinion shall not be qualified or limited for any reason, including, because of a restricted or limited examination by such accountant of any material portion of the Borrower's or any Subsidiary's records; and

     (b) as soon as available, but not later than 45 days after the end of the first three fiscal quarters of each fiscal year of the Borrower, (i) a copy of the Borrower `s quarterly report on Form 10-Q filed with the SEC with respect to such fiscal quarter, (ii) an operating report summarizing the Borrower's consolidated (A) year-to-date profit and loss, revenue, operating profit, invested capital, and cash flow information, and (B) fiscal year forecasts of profit and loss, balance sheet, and cash flow information, as well as fiscal year comparative forecasts of consolidating revenue, profit and loss, operating profit, and investment capital information; or (iii) if the Borrower at such time is not required to file such Form 10-Q with the SEC under the Exchange Act, as soon as available, but in any event within 60 days after the end of each fiscal quarter, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal


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quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, and the corresponding portion of the previous fiscal year (based on the Audited Financial Statements and the Supplemental Financial Statements, if applicable), together with the items described at clauses (A) and (B) of this subsection; all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     6.02 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Administrative Agent and each Lender:

     (a) as soon as available, but not later than 15 days after the delivery of the financial statements referred to in Section 6.01(a) and (b) above, a Compliance Certificate, signed by a Responsible Officer;

     (b) copies of each registration statement (or prospectus contained therein) of the Borrower other than with respect to employee benefit plans, each periodic report regarding the Borrower required pursuant to Section 13 of the Exchange Act, each annual report, each proxy statement and any amendments to any of the above filed or reported by the Borrower with or to any securities exchange or the SEC, copies of each communication from the Borrower or any Subsidiary to the Borrower's shareholders generally, promptly upon the filing or making thereof and copies of such other filings, reports and communications with the Borrower's shareholders as the Administrative Agent may from time to time request;

     (c) upon release, copies of all financially material press releases by the Borrower or, at any time prior to the Spin-Off Consummation Date, by the Parent;

     (d) promptly after the creation or Purchase of any Material Subsidiary, the name of such Subsidiary, a description of its business, the price paid for the stock or assets of such Subsidiary, its net worth and the value of its assets; and

     (e) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     Reports required to be delivered pursuant to Sections 6.01(a) or (b) or 6.02(b) shall be deemed to have been delivered on the date on which Borrower posts such reports on the Borrower's website on the Internet at the website address listed on Schedule 10.02 hereof or when such report is posted on the Securities and Exchange Commission's website at www.sec.gov; provided that (x) Borrower shall deliver paper copies of such reports to the Administrative Agent or any Lender who requests the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender, (y) the Borrower shall notify by facsimile the Administrative Agent and each Lender of the posting of any such reports, and (z) in every instance the Borrower shall provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent


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shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

     6.03 NOTICES. The Borrower shall promptly notify the Administrative Agent and each Lender upon a Responsible Officer of the Borrower obtaining knowledge:

     (a) of the occurrence of any Default or Event of Default and, until the Spin-Off Consummation Date, the occurrence of any "Default" or "Event of Default" under and as defined in the Arbitron Credit Agreement;

     (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which would reasonably be expected to result in a Material Adverse Effect (and assuming for this purpose a reasonable likelihood of an adverse decision);

     (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary (i) which would reasonably be expected to have a Material Adverse Effect (and taking into account the reasonable likelihood of an adverse decision), or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the consummation of the Spin-Off Transaction;

     (d) of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions affecting the Borrower or any of its Subsidiaries or any of their respective properties pursuant to any applicable Environmental Laws,
(ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could reasonably be anticipated to cause the property of the Borrower or any of its Subsidiaries or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, if, individually or in the aggregate, the events or conditions described or the amount claimed in clauses
(i), (ii) and (iii) would reasonably be expected to result in a Material Adverse Effect;

     (e) of the occurrence of any ERISA Event affecting the Borrower or any ERISA Affiliate, and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event;

     (f) of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Lenders pursuant to Section 6.01(a);

     (g) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any of its Subsidiaries;


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     (h) of the creation, purchase, or acquisition of any Subsidiary (including its jurisdiction of incorporation);

     (i) of (i) any Subsidiary (including its jurisdiction of incorporation) being or becoming a Material Subsidiary, or (ii) of any Material Subsidiary ceasing to be a Material Subsidiary;

     (j) of any change in any Debt Rating assigned by S&P or Moody's;

     (k) of the occurrence of the Separation Date and the Spin-Off Consummation Date;

     (l) of any Trust Asset GAAP Change; and

     (m) of any material breach or default under, or any material waiver or consent granted pursuant to, any Spin-Off Document.

     Each notice pursuant to this Section 6.03 shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action, if any, the Borrower proposes to take with respect thereto and at what time. Each notice under
Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

     6.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to:

     (a) except as permitted in Section 7.02, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

     (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.02;

     (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

     (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect, provided, however, that the Borrower shall not be deemed to be in default under this Section 6.04 if a Subsidiary (other than a Material Subsidiary) fails to comply herewith so long as such failure is not material.

     6.05 MAINTENANCE OF PROPERTY. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, make all necessary repairs thereto and renewals and replacements thereof, and to keep such property free of any Hazardous Materials, except where the failure to do so would not reasonably be expected to result in a


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Material Adverse Effect, except as permitted by Section 7.02. The Borrower shall use at least the standard of care typical in the industry in the operation of its facilities.

     6.06 INSURANCE. The Borrower shall maintain, and shall cause each of its Material Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. Upon request of the Administrative Agent or any Lender, the Borrower shall furnish the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Borrower (and, if requested by the Administrative Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Material Subsidiaries in accordance with this Section 6.06 (and which, in the case of a certificate of a broker, were placed through such broker).

     6.07 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

     (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

     (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

     (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness;

provided, however, that the Borrower and its Subsidiaries shall not be deemed to be in default under this Section 6.07 if failure to comply herewith would not result in a Material Adverse Effect.

     6.08 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all material Laws applicable to it or its business (including the Federal Fair Labor Standards
Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.09 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Borrower shall maintain and shall cause each of its Material Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiaries. The Borrower shall permit, and shall cause each of its Material Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective


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corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when a Default exists, (i) the Administrative Agent or any Lender may do any of the foregoing with respect to the Borrower or any Subsidiary at any time during normal business hours and without advance notice and (ii) such inspection, examination and meetings shall be at the Borrower's expense.

     6.10 ENVIRONMENTAL LAWS.

     (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

     (b) Upon the written request of the Administrative Agent or any Lender, the Borrower shall submit to the Administrative Agent with sufficient copies for each Lender, at the Borrower's sole cost and expense, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to
Section 6.03(d).

     6.11 USE OF PROCEEDS. The Borrower may use the proceeds of the Loans and the Letters of Credit (a) to provide all or a portion of the funds necessary to repay in full the Indebtedness of Borrower outstanding as of the Closing Date, to the extent otherwise permitted or required hereunder, and to replace any letters of credit outstanding under the Existing Credit Facility, (b) to repurchase or redeem securities of the Borrower to the extent otherwise permitted hereunder, and (c) for working capital and other general corporate purposes (including permitted Purchases). Letters of Credit shall be used by the Borrower and its Subsidiaries for Ordinary Course of Business purposes.

     6.12 FURTHER ASSURANCES.

     (a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

     (b) Promptly upon request by the Administrative Agent or the Required Lenders, the Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge and deliver any and all such further acts, certificates, assurances and other instruments as the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted


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to the Lenders under any Loan Document or under any other document executed in connection therewith.


                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

     7.01 LIMITATION ON LIENS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

     (a) any Lien created under any Loan Document;

     (b) Liens for taxes, fees, assessments or other governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded under the Code;

     (c) Liens arising in the Ordinary Course of Business in connection with obligations (other than obligations for borrowed money) that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to Liens under bid, performance and other surety bonds, supersedeas and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur; and Liens upon funds collected temporarily from others pending payment or remittance on their behalf;

     (d) Liens (other than any Lien imposed by ERISA) required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

     (f) purchase money security interests on any property acquired or held by the Borrower or its Subsidiaries in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property to the extent permitted under Section 7.04; provided, however, that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;


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     (g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution;

     (h) rights of holders of notes or debentures issued by the Borrower or any Subsidiary in deposits placed in trust to legally or "in substance" defease such notes or debentures;

     (i) Liens consisting of pledges of cash collateral or government securities to secure, on a mark-to-market basis, Permitted Swap Obligations only, provided that the aggregate value of such collateral so pledged by the Borrower and the Subsidiaries together in favor of any counterparty does not at any time exceed $25,000,000;

     (j) the interest of a purchaser of Permitted Receivables pursuant to a Permitted Securitization, or any Lien on the assets of a Securitization Subsidiary granted pursuant to a Permitted Securitization;

     (k) Liens on the property or assets of any corporation that becomes a Subsidiary of the Borrower after the Effectiveness Date, provided that (i) such Liens exist at the time such corporation becomes a Subsidiary, and (ii) such Liens are not created in contemplation of such acquisition by the Borrower or its Subsidiaries or for purposes of circumventing this Agreement;

     (l) Liens on the property or assets of any Subsidiary securing obligations of any such Subsidiary to the Borrower; or

     (m) any Lien (not otherwise permitted by this Section 7.01) securing an obligation of the Borrower or any Subsidiary if the aggregate amount of all such obligations secured by all such Liens does not exceed 15% of Consolidated Net Worth; provided, however, that the assets of any Material Subsidiary may only be subject to Liens permitted under this Section 7.01(m) which secure obligations that do not exceed 15% of such Material Subsidiary's total assets, as determined in accordance with GAAP.

     7.02 MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF ASSETS.

     (a) Except as provided in Section 7.02(b), the Borrower shall not, and shall not permit any of its Subsidiaries to: (i) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of related transactions) any property or assets (including accounts and notes receivable, with or without recourse) (collectively, "transfer") to any Person except in the Ordinary Course of Business; (ii) transfer to any Person other than the Borrower or a Subsidiary any outstanding capital stock that has been issued by any Subsidiary; or (iii) consolidate with or merge into any other Person.


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     (b) Section 7.02(a) shall not apply to or restrict:

          (i) merger or consolidation of any third Person with or into the Borrower or any existing Subsidiary of the Borrower, provided that (A) no Default or Event of Default has occurred and is continuing at the time of, or would result from, the consummation of such merger or consolidation, and
     (B) either (1) the Borrower or such existing Subsidiary of the Borrower is the surviving entity in such merger or, if the third Person or a new entity is the surviving or resulting entity in such merger or consolidation, it becomes a Subsidiary of the Borrower by virtue of such merger or consolidation with an existing Subsidiary, or (2) if the merger or consolidation involves an existing Subsidiary of the Borrower and clause
     (B)(1) is not applicable, the transaction would be permitted by Section 7.02(b)(x) utilizing the net book value of the Subsidiary;

          (ii) the merger or consolidation of any Subsidiary into the Borrower, or with or into any other Subsidiaries, provided that if any such transaction is between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary is the continuing or surviving corporation;

          (iii) the transfer by any Subsidiary of the Borrower of any assets (upon voluntary liquidation or otherwise) to the Borrower or a Wholly-Owned Subsidiary of the Borrower;

          (iv) transfers of real estate not used or useful in the business of the Borrower and its Subsidiaries, any bulk sale of inventory not representing a then current product line of the Borrower or its Subsidiaries, or any sale of property or assets used in connection with discontinued or abandoned product lines of the Borrower or its Subsidiaries;

          (v) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (vi) the transfer of assets by the Borrower to any of its Subsidiaries
     (A) made in connection with a transaction permitted under subsection (b)(i) above, or (B) if such transfer is a sale for fair market value and the consideration received by the Borrower is cash;

          (vii) the mergers, consolidations or transfers of assets listed on
     Schedule 7.02 attached hereto;

          (viii) (A) a sale or transfer of Permitted Receivables pursuant to a Permitted Securitization and (B) servicer advances, each for a term not exceeding three months, not to exceed $5,000,000 in the aggregate at any time for all such advances then outstanding and undertaken pursuant to one or more Permitted Securitizations;

          (ix) any transfer of assets by the Borrower or any of its Subsidiaries to any Person in connection with the extension of Indebtedness or making an investment or


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     acquisition transaction or business combination otherwise permitted under this Agreement; and

          (x) transfers of assets not otherwise permitted hereunder (whether by merger, consolidation or otherwise) occurring after the Closing Date which are made for fair market value; provided, however, that (A) at the time of any transfer, no Default or Event of Default exists or would result from such transfer and (B) the aggregate net book value of all assets so transferred per annum by the Borrower and its Subsidiaries together shall not exceed 6% of Consolidated Total Assets.

     7.03 CASH INVESTMENTS; MINORITY INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) invest any assets classified in accordance with GAAP on the Borrower's consolidated balance sheet as "cash and equivalents" or "short-term investments" in investments other than Cash Equivalents, investment grade marketable securities, and servicer advances permitted under Section 7.02(b)(viii), or (b) make any Investment in any Person which is not a Subsidiary of the Borrower, except for such Investments that, when aggregated with the Investments set forth on Schedule 5.17(A) hereto, do not exceed in the aggregate 10% of Consolidated Net Worth.

     7.04 INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume or suffer to exist any Indebtedness (a) if a Default or Event of Default has occurred and is continuing or would result from the incurrence or assumption of such Indebtedness or (b) if the aggregate principal amount of all such Indebtedness of such Subsidiaries (other than Securitization Subsidiaries) would exceed 10% of Consolidated Net Worth; provided, however, that up to $50,000,000 (or the Canadian Dollar equivalent) of purchase money indebtedness incurred heretofore or hereafter by Subsidiaries of the Borrower to acquire certain payroll businesses in Canada, and any extensions, renewals and refinancings of such purchase money indebtedness, shall not be included as Indebtedness for purposes of computing the amount contemplated by subsection (b) above, provided that the principal amount of any such purchase money indebtedness being extended, renewed or refinanced does not increase.

     7.05 CONTINGENT OBLIGATIONS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

     (a) Contingent Obligations incurred pursuant to this Agreement;

     (b) Contingent Obligations undertaken by Comdata pursuant to a Permitted Securitization;

     (c) endorsements for collection or deposit in the Ordinary Course of Business;

     (d) Guaranty Obligations of the Borrower relating to account overdrafts incurred by the Borrower solely in its capacity as a trustee in respect of third party payroll deposit accounts maintained by the Borrower in the Ordinary Course of Business, where (i) recourse to the Borrower is limited to such trust assets, or (ii) recourse is not so limited and the Borrower has


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recourse to such trust assets for reimbursement or contribution under applicable law and contract;

     (e) (i) Contingent Obligations described in item 1 of Schedule 5.10; and
(ii) until the Spin-Off Consummation Date, Contingent Obligations incurred in connection with the guaranty, of near or even date herewith, made by the Borrower (A) in favor of Bank of America, N.A. (in its capacity as administrative agent under the Arbitron Credit Agreement) to guarantee the obligations of the Parent under the Arbitron Credit Agreement, and (B) to guarantee the obligations of the Parent under the Arbitron Private Placement Documents;

     (f) Contingent Obligations consisting of Guaranty Obligations of (i) the Borrower in respect of Indebtedness of any Wholly-Owned Subsidiary or (ii) any Subsidiary in respect of Indebtedness of the Borrower or any Wholly-Owned Subsidiary;

     (g) Contingent Obligations consisting of Guaranty Obligations of the Borrower in respective of any Permitted Swap Contract (as defined in the Arbitron Credit Agreement) to which the Parent is party; and

     (h) other Contingent Obligations of the Borrower and its Subsidiaries in an aggregate amount not in excess of $50,000,000 at any time.

     7.06 USE OF PROCEEDS. The Borrower shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan proceeds, or any Letter of Credit, directly or indirectly, in violation of Regulation T, U or X of the Federal Reserve Board.

     7.07 HOSTILE ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) Purchase, or attempt to Purchase, any Person by means of a public debt or equity tender offer or other unsolicited takeover (or the equivalent thereof in any jurisdiction) or (b) engage in a proxy contest (or the equivalent thereof in any jurisdiction) for control of the board of directors (or the functional equivalent thereof) of any Person, in either case which has not been approved and recommended by the board of directors (or the functional equivalent thereof) of the Person being acquired or proposed to be acquired or which is the subject of such proxy contest.

     7.08 LEASE OBLIGATIONS. The Borrower shall not permit the aggregate minimum non- cancelable payment commitments in respect of Operating Leases for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP at the end of any fiscal year to exceed, for any subsequent fiscal year, $60,000,000.

     7.09 INTEREST COVERAGE RATIO. On and after the Effectiveness Date, the Borrower shall not permit its ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense, each calculated for the immediately preceding four fiscal quarters of the Borrower (including fiscal quarters ending prior to the Effectiveness Date, using for this purpose the Form 10 Financial Statements and the Supplemental Financial Statements), to be less than 2.75 to 1.00.

     7.10 DEBT/TOTAL CAPITALIZATION. On and after the Effectiveness Date, the Borrower shall not permit, as of the end of any fiscal quarter, its ratio of (a) Consolidated Indebtedness to (b) the sum of Consolidated Indebtedness plus Consolidated Net Worth, to be greater than 50%.


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     7.11 CHANGE IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) engage in any material line of business substantially different from those lines of business (other than the Arbitron Business) carried on by the Parent and its Subsidiaries on the Effectiveness Date; or (b) extend any material amount of Indebtedness to or make any material equity investment in any Person which engages in one or more lines of business all of which are substantially different from those lines of business (other than the Arbitron Business) carried on by the Parent and its Subsidiaries on the Effectiveness Date; or (c) enter into any joint venture which engages in a material line of business substantially different from those lines of business (other than the Arbitron Business) carried on by the Parent and its Subsidiaries on the Effectiveness Date.

     7.12 ACCOUNTING CHANGES. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Borrower or of any of its consolidated Subsidiaries.

     7.13 CONTRACTS OF SUBSIDIARIES. The Borrower shall not permit any of its Subsidiaries (other than any Canadian payroll processing Subsidiary of the Borrower in existence as of the Closing Date) to enter into any Contractual Obligation restricting the ability of such Subsidiary to pay dividends or make loans to the Borrower or Subsidiaries of the Borrower.

     7.14 LICENSES. The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all material licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of their properties.

     7.15 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Borrower (other than a Subsidiary), or with the Parent and any of its Subsidiaries, other than the Spin-Off Transaction and arm's-length transactions with such Persons that are otherwise permitted hereunder.

     7.16 CERTAIN TAX-MATTERS. The Borrower shall not, (a) during the two year period following the Closing Date, cease to be engaged in the active trade or business relied upon for purposes of satisfying the requirements of Section 355(b) of the Code in the IRS Ruling Letter; or (b) during the applicable period provided by Section 355(e)(2)(B) of the Code with respect to the Distribution, enter into any transaction or make any change to its equity structure (including stock issuances, pursuant to the exercise of options, option grants or otherwise, or capital contributions or acquisitions, but not including the Distribution) that may cause the Distribution to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly capital stock of the Borrower representing a "50 percent or greater interest" in the Borrower within the meaning of Section 355(e) of the Code; provided that, in each case, the Borrower may take such actions to the extent otherwise permitted hereunder if (i) the Borrower delivers to the Administrative Agent a private letter ruling from the IRS to the effect that such actions should not result in the Distribution or the Spin-Off Transaction being taxable to the Parent or its shareholders, or (ii) the Borrower delivers to the Administrative Agent an opinion of


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independent counsel addressed to the Administrative Agent to the same effect, provided that such opinion is reasonably acceptable to the Administrative Agent.

     7.17 CERTAIN CONTRACTS. Unless consented to by the Required Lenders, the Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any amendment, revision, supplement or modification to the Spin-Off Documents after the Closing Date, other than (a) ministerial changes necessary to address administrative issues, and (b) changes necessary to address facial ambiguities.


                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

     (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment, utilization or other fee due hereunder, or
(iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant, or agreement contained in Section 6.03(a), Section 6.09, Section 6.11 or in Article VII; or the Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.01 or Section 6.02 or in Section
6.03 (other than subsection (a) thereof) and such failure continues unremedied for a period of 10 days; or

     (c) Other Defaults. The Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default continues unremedied for a period of 20 days; or

     (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or
(B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically


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or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or (iii) there occurs any early termination, liquidation, unwind or similar event or circumstance under any Permitted Securitization as a result of which any purchaser of receivables thereunder has ceased purchasing such receivables and has applied all collections on previously purchased receivables thereunder to the repayment of such purchaser's interest in such previously purchased receivables, other than (A) any such event or circumstance that arises solely as the result of a down-grading of the credit rating of any bank or financial institution not affiliated with the Borrower that provides liquidity, credit or other support in connection with any such Permitted Securitization, or
(B) any termination undertaken voluntarily by the seller of Permitted Receivables and in the absence of any current or anticipated event of default or termination event under the applicable securitization documents; or

     (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; provided, however, that it shall not be an Event of Default under this subsection (f) if any Subsidiary of the Borrower to which this subsection applies does not have annual revenues in excess of 1% of the consolidated revenues of the Borrower or net worth which constitutes more than 5% of the Consolidated Net Worth of the Borrower in the fiscal year immediately preceding the date this subsection first becomes applicable to such Subsidiary; or

     (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; provided, however, that it shall not be an Event of Default under this subsection (g) if any Subsidiary of the Borrower to which this subsection applies does not have annual revenues in excess of 1% of the consolidated revenues of the Borrower or net worth which constitutes more than 5% of the Consolidated Net Worth of the Borrower in the fiscal year immediately preceding the date this subsection first becomes applicable to such Subsidiary; or


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     (h) Judgments. There is entered (i) against the Parent in respect of any matter as to which the Borrower is obligated to indemnify the Parent, or (ii) against the Borrower or any Subsidiary (A) a final judgment, order or decree for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (B) any non-monetary final judgment, order or decree that has, or would reasonably be expected to have, a Material Adverse Effect and, in either case, (I) enforcement proceedings are commenced by any creditor upon such judgment, order or decree, or (II) there shall be any period of 10 consecutive days during which such judgment, order or decree continues unsatisfied and during which a stay of enforcement of such judgment, order, or decree, by reason of a pending appeal or otherwise, shall not be in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect; or

     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (k) Invalidity of Spin-Off Documents. Any Spin-Off Document, at any time after its execution and delivery and for any reason other than the satisfaction in full of all the obligations therein, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any party thereto denies that it has any or further liability or obligation under any Spin-Off Document, or purports to revoke, terminate or rescind any Spin-Off Document; or

     (l) Change of Control. There occurs any Change of Control; or

     (m) Spin-Off Consummation. The Spin-Off Consummation Date does not occur on or before the Spin-Off Deadline.

     8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;


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     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.


                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

     9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit


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issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04 RELIANCE BY ADMINISTRATIVE AGENT.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the


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Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

     9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related


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Person.

     9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), based on such Lender's Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as the case may be, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share (based on such Lender's Pro Rata Share) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor


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administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10 OTHER AGENTS; LEAD MANAGERS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE X.
                                  MISCELLANEOUS

     10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

     (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), except for any such increase made in accordance with Section 2.13 and consented to by each Lender having an increased Commitment;

     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;


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     (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

     (e) change the Pro Rata Share or Voting Percentage of any Lender (other than as contemplated by Section 3.06(b));

     (f) amend this Section, or Section 2.12, or any provision herein providing for consent or other action by all the Lenders; or

     (g) release Guarantor from the Guaranty other than in accordance with the terms thereof;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans, or participations in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share or the Commitment amount of such Lender may not be increased without the consent of such Lender.

     10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent, or the L/C Issuer to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by first class mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, or the L/C Issuer pursuant to Article II shall be in writing and shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified


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on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and


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expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

     10.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations. At the election of any Indemnitee, the Borrower shall defend such Indemnitee using legal counsel satisfactory to such Indemnitee in such Person's sole discretion, at the sole cost and expense of the Borrower; provided, however, that the Borrower shall only be obligated to hire one counsel to represent all of the Lenders unless any Lender advises the Borrower that its legal counsel has advised it that its interest is materially different from that of the other Lenders and it would not be adequately represented without its own separate counsel, in which case the Borrower shall hire separate counsel for such Lender, satisfactory to such Lender. All amounts owing under this Section 10.05 shall be paid within 30 days after demand.

     10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any


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proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07 SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Subject to the prior consent of the Administrative Agent, the L/C Issuer and, provided there exists no Default or Event of Default, the Borrower (such Borrower consent not to be unreasonably withheld), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless the Administrative Agent otherwise consents, (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,000. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01,
10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Loan Notes to the assigning Lender and the assignee Lender. Any assignment or


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transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (A) postpone any date upon which any payment of money is scheduled to be paid to such Participant (B) reduce the principal, interest, fees or other amounts payable to such Participant, or (C) release the Guarantor from the Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.12 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Loan Notes, if any) to secure


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obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

     (h) As used herein, the following terms have the following meanings:

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, in the case of any assignment of a Loan, and the L/C Issuer, and unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

     "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. The Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

     10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority;


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(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the


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Maximum Rate, such Person may, to the extent permitted by applicable Law, (a)
characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from


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


U.S. withholding tax. Thereafter and from time to time, each such Person shall
(a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     10.16 REMOVAL AND REPLACEMENT OF LENDERS.

     (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to
Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section
3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as such L/C Issuer may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement. The Borrower may not under any circumstances remove or replace the Lender that is the L/C Issuer without causing such Lender simultaneously to be replaced as L/C Issuer and without causing such Lender to be released from all liability in


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respect of then-outstanding Letters of Credit, pursuant to documentation in form and substance satisfactory to such Lender.

     (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05. The Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

     (c) This Section shall supersede any provision in Section 10.01 to the contrary.

     10.17 GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.


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


     10.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                        NEW CERIDIAN CORPORATION,
                                        as Borrower


                                        By: /s/ John H. Grierson
                                            ------------------------------------
                                            Name:  John H. Grierson
                                            Title: Vice President and Treasurer



                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent, Lender
                                        and L/C Issuer


                                        By: /s/ Kevin C. Leader
                                            ------------------------------------
                                            Name:  Kevin C. Leader
                                            Title: Managing Director


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




                                        AMSOUTH BANK, as a Lender

                                        By: /s/ Thomas A. Heckman
                                            ------------------------------------
                                            Name:  Thomas A. Heckman
                                            Title: Corp. Bank Officer



                                        BANK ONE, N.A., as a Lender


                                        By: /s/ Jenny A. Gilpin
                                            ------------------------------------
                                            Name:  Jenny A. Gilpin
                                            Title: First Vice President



                                        FIRST UNION NATIONAL BANK, as a Lender


                                        By: /s/ Michael Romanzo
                                            ------------------------------------
                                            Name:  Michael Romanzo
                                            Title: Assistant Vice President



                                        MELLON BANK, N.A., as a Lender


                                        By: /s/ Louis E. Flori
                                            ------------------------------------
                                            Name: Louis E. Flori
                                            Title:  Vice President


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







                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: /s/ David Gaito Jr.
                                            ------------------------------------
                                            Name:  David Gaito Jr.
                                            Title: Commercial Banking Officer



                                        THE BANK OF NEW YORK, as a Lender


                                        By: /s/ John Paul Marotta
                                            ------------------------------------
                                            Name:  John Paul Marotta
                                            Title: Vice President



                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        CHICAGO BRANCH, as a Lender


                                        By: /s/ Patrick McCue
                                            ------------------------------------
                                            Name:  Patrick McCue
                                            Title: Vice President and Manager



                                        THE CHASE MANHATTAN BANK, as a Lender


                                        By: /s/ Carol A. Kornbluth
                                            ------------------------------------
                                            Name:  Carol A. Kornbluth
                                            Title: Vice President


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


                                        THE ROYAL BANK OF SCOTLAND PLC,
                                        as a Lender


                                        By: /s/ Jayne Seaford
                                            ------------------------------------
                                            Name:  Jayne Seaford
                                            Title: Vice President



                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: /s/ Elliot J. Jaffee
                                            ------------------------------------
                                            Name:  Elliot J. Jaffee
                                            Title: Senior Vice President



                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: /s/ Mark H. Halldorson
                                            ------------------------------------
                                            Name: Mark H. Halldorson
                                            Title:  Assistant Vice President



                                        By: /s/ David Y. Kopolow
                                            ------------------------------------
                                            Name:  David Y. Kopolow
                                            Title: Vice President


                                       86.         New Ceridian Credit Agreement